                                                                   EXHIBIT 10.20

                           SAFE AUTO INSURANCE COMPANY

                               AGREEMENT NO. 8937

                         GENERAL REINSURANCE CORPORATION

                               TABLE OF CONTENTS

                                       to
                             AUTOMOBILE QUOTA SHARE
                       AGREEMENT OF REINSURANCE NO. 8937
                                     between
                          SAFE AUTO INSURANCE COMPANY
                                       and
                        GENERAL REINSURANCE CORPORATION

                                                                               Page
Article I           SCOPE OF AGREEMENT........................................   1
Article II          PARTIES TO THE AGREEMENT..................................   1
Article III         BUSINESS SUBJECT TO THIS AGREEMENT........................   1
Article IV          COMMENCEMENT..............................................   2
Article V           LIABILITY OF THE REINSURER................................   2
Article VI          COMPANY POLICY AMOUNTS....................................   3
Article VII         DEFINITIONS...............................................   3
Article VIII        EXCLUSIONS................................................   4
Article IX          MANAGEMENT OF CLAIMS AND LOSSES...........................   7
Article X           RECOVERIES................................................   7
Article XI          OTHER REINSURANCE.........................................   7
Article XII         REINSURANCE PREMIUM AND COMMISSION........................   7
Article XIII        CONTINGENT COMMISSION.....................................   8
Article XIV         REPORTS AND REMITTANCES...................................  10
Article XV          TERMINATION...............................................  12
Article XVI         TERMINATION BY THE REINSURER UNDER SPECIAL
                    CIRCUMSTANCES.............................................  13
Article XVII        ERRORS AND OMISSIONS......................................  14
Article XVIII       SPECIAL ACCEPTANCES.......................................  14
Article XIX         RESERVES AND TAXES........................................  14
Article XX          OFFSET....................................................  14
Article XXI         INSPECTION OF RECORDS.....................................  14
Article XXII        ARBITRATION...............................................  14
Article XXIII       INSOLVENCY OF THE COMPANY.................................  15

                         GENERAL REINSURANCE CORPORATION

                             AUTOMOBILE QUOTA SHARE
                       AGREEMENT OF REINSURANCE NO. 8937

                                    between

                           SAFE AUTO INSURANCE COMPANY
                              3883 E. Broad Street
                                 Columbus, Ohio
                     (herein referred to as the "Company")

                                      and

                         GENERAL REINSURANCE CORPORATION
                             a Delaware corporation
                        having its principal offices at
                                Financial Centre
                       695 East Main Street P.O. Box 10350
                        Stamford, Connecticut 06904-2350
                     (herein referred to as the "Reinsurer")

In consideration of the promises set forth in this Agreement, the parties agree as follows:

ARTICLE I - SCOPE OF AGREEMENT

As a condition precedent to the Reinsurer's obligations under this Agreement, the Company shall cede to the Reinsurer the business described in this Agreement, and the Reinsurer shall accept such business as reinsurance from the Company. The terms of this Agreement shall determine the rights and obligations of the parties.

ARTICLE II - PARTIES TO THE AGREEMENT

This Agreement is solely between the Company and the Reinsurer. When more than one Company is named as a party to this Agreement, the first Company named shall be the agent of the other companies as to all matters pertaining to this Agreement. Performance of the obligations of each party under this Agreement shall be rendered solely to the other party. However, if the Company becomes insolvent, the liability of the Reinsurer shall be modified to the extent set forth in the article entitled INSOLVENCY OF THE COMPANY. In no instance shall any insured of the Company or any claimant against an insured of the Company have any rights under this Agreement.

ARTICLE III - BUSINESS SUBJECT TO THIS AGREEMENT

This Agreement shall apply to Automobile Business written by the Company, which is defined as insurance which is classified in the NAIC form of annual statement as private passenger auto no-fault (personal injury protection), other private passenger auto liability

                         GENERAL REINSURANCE CORPORATION

(including uninsured and underinsured motorists) and private passenger automobile physical damage, on vehicles principally garaged in the United States of America.

ARTICLE IV - COMMENCEMENT

This Agreement shall apply to new and renewal policies of the Company becoming effective at and after 12:01 A.M., October 1, 2001, and policies of the Company in force at 12:01 A.M., October 1, 2001, with respect to claims and losses resulting from Occurrences taking place at and after the aforesaid time and date, and shall continue in force until terminated in accordance with the provisions of the article entitled TERMINATION or TERMINATION BY THE REINSURER UNDER SPECIAL CIRCUMSTANCES.

ARTICLE V - LIABILITY OF THE REINSURER

The Reinsurer shall pay to the Company, with respect to each Occurrence, the Reinsurer's Quota Share Percentage of the Net Loss sustained by the Company, but not exceeding the Limit of Liability of the Reinsurer as set forth in the Schedule of Reinsurance, subject to the provisions of the following paragraphs.

                            SCHEDULE OF REINSURANCE

Company's Quota    Reinsurer's Quota   Limit of Liability
Share Percentage   Share Percentage    of the Reinsurer
----------------   ----------------    ----------------

     70%                 30%            30% of $50,000

The sum of 30% of $900 shall be deducted from the Reinsurer's share of Net Loss sustained hereunder arising out of each Occurrence.

However, if the Reinsurer's Quota Share Percentage of the Company's Subject Written Premium for the first Agreement Year hereunder results in a reinsurance premium, gross of commission, greater than a cap of $40,000,000, such Quota Share Percentage of the Company's Subject Written Premium from the beginning of the calendar quarter during which such cap was exceeded though the close of the Agreement Year shall be reduced to a percentage which will result in a reinsurance premium, gross of commission, of $40,000,000 for such Agreement Year. The Reinsurer's Quota Share Percentage of Net Loss for Occurrences taking place from the beginning of the calendar quarter during which such cap was exceeded though the close of the Agreement Year shall be reduced accordingly and the Company's Quota Share Percentage will be increased accordingly. The amount of such cap for subsequent Agreement Years shall be mutually agreed upon.

However, if the Reinsurer's Quota Share Percentage of the Company's Subject Written Premium in all states other than Ohio, Pennsylvania, South Carolina, Georgia, Indiana or Kentucky for any Agreement Year hereunder results in a reinsurance premium equal to

                         GENERAL REINSURANCE CORPORATION
more than 5% of the total reinsurance premium for any Agreement Year, such Quota Share Percentage of the Company's Subject Written Premium for all such states for such Agreement Year shall be reduced to a percentage which will result in a reinsurance premium of no more than 5% of the total reinsurance premium for such Agreement Year. The Reinsurer's Quota Share Percentage of Net Loss involving such states for Occurrences taking place during such Agreement Year shall be reduced accordingly and the Company's Quota Share Percentage will be increased accordingly.

Further, the sum of the Reinsurer's payment of Net Loss for Occurrences taking place during any Agreement Year and fixed commission allocable to such Agreement Year shall not exceed an Aggregate Limit of Liability equal to 112% of the reinsurance premiums, gross of fixed commission, paid under this Agreement for such Agreement Year, subject to the provisions of sub-paragraph (d) of the article entitled CONTINGENT COMMISSION.

Further, the Reinsurer's payment of Net Loss for Occurrences taking place during any Agreement Year shall not exceed the Reinsurer's portion of Estimated Net Loss as evaluated and reported by the Company to the Reinsurer 18 months after the end of the Agreement Year, or quarterly thereafter, whichever is less.

ARTICLE VI - COMPANY POLICY AMOUNTS

For the purpose of determining the Limit of Liability of the Reinsurer, the limits of liability of the Company with respect to any one policy shall be deemed not to exceed the minimum financial responsibility limits in the applicable state.

ARTICLE VII - DEFINITIONS

      (a)   COMPANY'S QUOTA SHARE PERCENTAGE

            This term shall mean the amount of Net Loss the Company shall retain for its own account; however, this requirement shall be satisfied if this amount is retained by the Company or its affiliated companies under common management or common ownership.

      (b)   NET LOSS

            This term shall mean all payments by the Company within the terms and limits of its policies in settlement of claims or losses, payment of benefits, or satisfaction of judgments or awards, including prejudgment interest which erodes the policy limit, after deduction of subrogation and other recoveries and after deduction of amounts due from all other reinsurance, whether collectible or not. If the Company becomes insolvent, this definition shall be modified to the extent set forth in the article entitled INSOLVENCY OF THE COMPANY.

            Nothing in this definition shall imply that losses are not recoverable hereunder until the Company's Net Loss has been finally ascertained.

                         GENERAL REINSURANCE CORPORATION

      (c)   ESTIMATED NET LOSS

            This term shall mean the sum of the Company's Net Loss and the full undiscounted value of reserves for claims and losses (including reserves for claims and losses incurred but not reported, as defined in the article entitled CONTINGENT COMMISSION or as mutually agreed upon between the Company and the Reinsurer) as respects Occurrences taking place during each Agreement Year.

      (d)   OCCURRENCE

            This term shall mean each accident or occurrence or series of accidents or occurrences arising out of one event, whether involving one or several of the Company's policies.

            All bodily injury or property damage arising out of continuous or repeated exposure to substantially the same general conditions shall be considered as arising out of one occurrence, whether involving one or several of the Company's policies.

      (e)   COMPANY'S SUBJECT WRITTEN PREMIUM

            This term shall mean the premium written by the Company including policy fees on the business reinsured hereunder, after deduction from such premium written of the portion paid for reinsurance which inures to the benefit of the Reinsurer.

      (f)   AGREEMENT YEAR

            This term shall mean each twelve month period commencing on October 1st.

ARTICLE VIII - EXCLUSIONS

This Agreement shall not apply to:

      (a) Reinsurance assumed by the Company other than reinsurance of pri-mary business assumed from affiliated companies;

      (b) Nuclear incident per the Nuclear Incident Exclusion Clauses - Liability and Physical Damage- Reinsurance attached hereto;

      (c) "Self-insurance" or "self-insured obligations", howsoever styled, of the Company, its affiliates or subsidiaries, or any insurance wherein the Company, its affiliates or subsidiaries, are named as the insured party, either alone or jointly with some other party, notwithstanding that no legal liability may arise in respect thereof by reason of the fact that the

                         GENERAL REINSURANCE CORPORATION

            Company, its affiliates or subsidiaries, may not be obligated by law to pay a claim to itself, its affiliates or subsidiaries;

      (d) Any loss or liability accruing to the Company directly or indirectly from any insurance written by or through any pool or association including pools and associations in which membership by the Company is required under any statutes or regulations and including assigned risk pools and funds;

      (e) Any liability of the Company arising from its participation or membership in any insolvency fund;

      (f)   Financial guarantees;

      (g) Any loss or damage directly or indirectly arising out of, caused by, or resulting from war, as described in paragraph (1) below, or any act of terrorism, as described in paragraphs (2), (3) and (4) below. Such loss or damage is excluded regardless of (i) any other cause or event contributing to such loss or damage in any way or at any time, or (ii) whether such loss or damage is accidental or intentional.

            (1) War, whether or not declared, or any act or condition incident to war. War includes civil war, insurrection, rebellion or revolution. War includes any activity that would be included as an "act of terrorism" in paragraphs (2), (3) and (4) below, but for the fact that such activity was perpetrated by an official, employee or agent of a foreign state acting for or on behalf of such state.

            (2) Any "act of terrorism", as described in paragraphs (3) and (4) below, but only with respect to loss or damage that is not excluded by paragraph (1) above.

            (3) Any act authorized by a governmental authority for the pur-pose of preventing, terminating, countering or responding to any act or threat of terrorism or for the purpose of preventing or minimizing the consequences of any act or threat of terrorism.

            (4) An "act of terrorism" means an activity, including the threat of an activity or any preparation for an activity, that (a) causes either (i) damage to property, or (ii) injury to persons; and (b) appears to be intended to: (i) intimidate or coerce a civilian population, or (ii) disrupt any segment of an economy, or (iii) influence the policy of a government by intimidation or coercion, or (iv) affect the conduct of a government by destruction, assassination, kidnapping or hostage-taking, or (v) advance a political, religious or ideological cause; provided, however, that an "act of terrorism" for purposes of this exclusion shall not include any act or threat as described

                         GENERAL REINSURANCE CORPORATION
                  above perpetrated by an official, employee or agent of a foreign state acting for or on behalf of such state;

      (h) Business written on a co-indemnity basis not controlled by the Company;

      (i) Business written to apply in excess of a deductible or self insured amount of more than $2,500 or business written to apply specifically in excess over underlying insurance;

      (j) Automobile liability insurance relating to the ownership, maintenance, or use of:

            (1) Automobiles used in or while in practice or preparation for an organized racing or demolition contest or in any stunting activity;

            (2) Motorcycles, motorized scooters and bicycles, power cycles, and similar motorized vehicles, and any motorized land con-veyance not subject to motor vehicle registration;

      (k)   Allocated and unallocated adjustment expense, which is defined as:


            (1) Expenditures by the Company, including declaratory judgment expenses, made in connection with the disposition of a claim, loss, or legal proceeding including investigation, negotiation, and legal expenses; court costs; prejudgment interest which does not erode the policy limit; and postjudg-ment interest;

            (2) Any other expenditures by the Company including office expenses and the salaries and expenses of employees of the Company or of any subsidiary or related or wholly owned company of the Company;

      (l) Loss in excess of policy limits, which is defined as a payment made to a third party claimant in excess of the policy limit which the Company is legally obligated to pay resulting from an action taken by the insured or assignee arising from a third party claimant being awarded an amount in excess of the Company's policy limit as a result of the Company's failure to settle within the policy limit or of the Company's alleged or actual negligence or bad faith in rejecting an offer of settlement or in the preparation of the defense or in the trial of any action against its insured or in the preparation or prosecution of an appeal consequent upon such action;

      (m) Extra contractual obligations, which are defined as any extra or non-contractual damages or legal fees and expense attendant to the defense thereof, including but not limited to compensatory, exemplary and punitive damages or fines or statutory penalties which are

                         GENERAL REINSURANCE CORPORATION
            awarded against the Company as a result of an act, omission, or course of conduct committed by or on behalf of the Company.

ARTICLE IX - MANAGEMENT OF CLAIMS AND LOSSES

The Company shall investigate and settle or defend all claims and losses. When requested by the Reinsurer, the Company shall permit the Reinsurer, at the expense of the Reinsurer, to be associated with the Company in the defense or control of any claim, loss, or legal proceeding which involves or is likely to involve the Reinsurer. All payments of claims or losses by the Company within the terms and limits of its policies which are within the limits set forth herein shall be binding on the Reinsurer, subject to the terms of this Agreement.

ARTICLE X - RECOVERIES

The Company shall pay to or credit the Reinsurer with the Reinsurer's portion of any recovery obtained from salvage, subrogation, or other insurance. Adjustment expense for recoveries shall be deducted from the amount recovered.

The Reinsurer shall be subrogated to the rights of the Company to the extent of its loss payments to the Company. The Company agrees to enforce its rights of salvage, subrogation, and its rights against insurers or to assign these rights to the Reinsurer.

Recoveries shall be apportioned between the parties in the same ratio as the amounts of their liabilities bear to the loss.

ARTICLE XI - OTHER REINSURANCE

The obligations of the Company to reinsure business falling within the scope of this Agreement and of the Reinsurer to accept such reinsurance are mandatory and no other reinsurance (either facultative or treaty) is permitted, except as provided for below.

The Company may purchase facultative excess of loss reinsurance or facultative share reinsurance within the liability of the Reinsurer, if, in the underwriting judgment of the Company, the Reinsurer will be benefited thereby. The Company may also purchase reinsurance in excess of the limit of this Agreement which shall inure to the benefit of this Agreement. However, the Company warrants that it will not cede more than 10% of its net written premium for any reinsurance other than reinsurance afforded by this Agreement. If such amount exceeds 10%, the Reinsurer shall have the option to terminate this Agreement in accordance with the provisions of the article entitled TERMINATION BY THE REINSURER UNDER SPECIAL CIRCUMSTANCES.

ARTICLE XII - REINSURANCE PREMIUM AND COMMISSION

The Company shall pay to the Reinsurer:

                         GENERAL REINSURANCE CORPORATION

      (a) With respect to business in force at the effective time and date of this Agreement, the Reinsurer's Quota Share Percentage of the Company's subject unearned premium, calculated on the monthly pro rata basis as of the effective time and date of this Agreement; and

      (b) With respect to business becoming effective at and after the effective time and date of this Agreement, the Reinsurer's Quota Share Percentage of the Company's Subject Written Premium.

The reinsurance premiums in (a) and (b) above shall be subject to a fixed commission allowance of 25%.

ARTICLE XIII - CONTINGENT COMMISSION

In addition to the fixed commission set forth in the article entitled REINSURANCE PREMIUM AND COMMISSION, the Reinsurer shall pay to the Company a contingent commission equal to 100% of the Positive Experience Account balance under this Agreement.

With respect to the contingent commission and the calculation thereof, the following interpretations and reporting provisions shall apply:

      (a)   EXPERIENCE ACCOUNT BALANCE

            This term shall mean:

            (1) The reinsurance premium earned from the inception of this Agreement;

            (2) Less 3.5% of the reinsurance premium earned, subject to a minimum of $500,000 for each Agreement Year or portion thereof;

            (3) Less the fixed commission allowed on the reinsurance premium earned from the inception of this Agreement;

            (4) Less the Reinsurer's payments of Net Loss from the inception of this Agreement;

            (5) Less the Reinsurer's portion of reported reserves for claims and losses as of the calculation date;

            (6) Less the Reinsurer's portion of reserves for claims and losses incurred but not reported, as set forth in sub-paragraph (d) below, as of the calculation date;

            (7) Less the amount, if any, of contingent commission previously paid.

                         GENERAL REINSURANCE CORPORATION

      (b)   POSITIVE EXPERIENCE ACCOUNT BALANCE

            This term shall mean the amount by which (1) in sub-paragraph (a) above exceeds the sum of (2), (3), (4), (5), (6) and (7) in said sub-paragraph.

      (c)   NEGATIVE EXPERIENCE ACCOUNT BALANCE

            This term shall mean the amount by which the sum of (2), (3), (4),
            (5), (6) and (7) in sub-paragraph (a) above exceeds (1) in said sub-paragraph.

      (d)   RESERVES FOR CLAIMS AND LOSSES INCURRED BUT NOT REPORTED

            The reserves for claims and losses incurred but not reported (IBNR) shall be determined by multiplying the reinsurance premium earned, gross of commission, for each Agreement Year by the appropriate factor based on the maturity of the Agreement Year from its commencement date.

MATURITY (IN MONTHS)   IBNR FACTOR
       12                 25%
       24                 10%
       36                  5%
48 and Subsequent          0%

            However, the Company may request that the Reinsurer use a lower IBNR factor in the contingent commission calculation. If a lower factor is used, the Aggregate Limit of Liability of the Reinsurer stipulated in the article entitled LIABILITY OF THE REINSURER shall be equal to the sum of the Reinsurer's payments of Net Loss, the Reinsurer's portion of reported reserves for claims and losses, and the lower requested IBNR amount with respect to Occurrences taking place during each Agreement Year and fixed commission allocable to such Agreement Year, not to exceed 112% of the reinsurance premiums, gross of fixed commission, paid for such Agreement Year. Such lower calculated Aggregate Limit of Liability of the Reinsurer shall apply regardless of subsequent evaluation of Net Loss.

      (e)   STATEMENTS OF CONTINGENT COMMISSION

            As soon as practicable after the end of each Agreement Year, the Reinsurer shall render to the Company a statement of contingent commission for the period from the effective date of this Agreement to the end of such Agreement Year. The amount thereof shall be balanced against the amount of contingent commission previously paid or allowed, and the net balance due either party shall be remitted promptly.

                         GENERAL REINSURANCE CORPORATION

            Upon termination of this Agreement, the Reinsurer shall render to the Company a statement of contingent commission for the period from the effective date of this Agreement until such date. The amount thereof shall be balanced against the amount of contingent commission previously paid or allowed, and the net balance due either party shall be remitted promptly. Annually thereafter, revised statements shall be rendered to the Company reflecting changes in the original statement until all losses which occurred during the term of this Agreement are fully discharged, and the net balance due either party because of such changes shall be remitted promptly.

ARTICLE XIV - REPORTS AND REMITTANCES

      (a)   IN FORCE PREMIUM

            Within 30 days after the commencement of this Agreement, the Company shall render to the Reinsurer a report of the reinsurance premium with respect to the business of the Company in force at the effective time and date of this Agreement, summarizing the reinsurance premium by line of insurance, by term, and by month and year of expiration; and the amount due the Reinsurer shall be remitted with such report.

      (b)   QUARTERLY REPORTS

            The Company shall report to the Reinsurer, within 30 days after the close of each calendar quarter:

            (1) The reinsurance premium written for the quarter by line of insurance, and

            (2) The commission allowed on the reinsurance premium for the quarter, and

            (3) The Reinsurer's portion of Net Loss paid during the quarter by line of insurance and year of claim or loss, and

            (4) The Reinsurer's portion of salvage recovered during the quarter by line of insurance and year of claim or loss.

            Any amount due the Reinsurer shall be remitted with such report and any amount due the Company shall be remitted immediately upon verification of such report.

            The Company shall also report to the Reinsurer, within 30 days after the close of each quarter:

                         GENERAL REINSURANCE CORPORATION

            (i) The Reinsurer's portion of reserves for claims and losses at the end of the quarter by line of insurance and year of claim or loss, and

            (ii) The reinsurance premium earned for the quarter, by line of insurance, and

            (iii) The Estimated Net Loss at the end of the quarter for
                  Occurrences taking place during each Agreement Year.

      (c)   OVERDUE AMOUNTS

            If any amount due the Reinsurer becomes overdue:

            (1) The Company shall pay interest on the overdue amount, based on the yield of the one year constant maturity rate for US Treasury Bills plus 500 basis points applicable at the due date, from the time the amount is overdue to the date on which the payment is made;

            (2) The Reinsurer shall not be liable for its share of Net Loss paid by the Company as shown on the quarterly report on which the amount due the Reinsurer is overdue.

            Further, if any amount due the Reinsurer becomes more than 15 days overdue, the Reinsurer shall have the option to terminate this Agreement in accordance with the provisions of the article entitled TERMINATION BY THE REINSURER UNDER SPECIAL CIRCUMSTANCES.

      (d)   GENERAL

            In addition to the reports required by (a) and (b) above, the Company shall furnish such other information as may be required by the Reinsurer for the completion of the Reinsurer's quarterly and annual statements and internal records.

            All reports shall be rendered on forms or in format acceptable to the Company and the Reinsurer.

            All quarterly reports may be sent to:

            Client Accounting Unit
            General Reinsurance Corporation
            Financial Centre
            P.O. Box 10353
            Stamford, CT 06904-2353

            All reinsurance premiums and any other amounts due the Reinsurer may be remitted to the following lockbox address:

                         GENERAL REINSURANCE CORPORATION

            General Reinsurance Corporation
            P.O. Box 92555
            Chicago, IL 60675-2555

ARTICLE XV - TERMINATION

Either party may terminate this Agreement at any time after 12:01 A.M., October 1, 2003, by sending to the other, by registered mail to its principal office, notice stating the time and date when, not less than 90 days after the date of mailing of such notice, termination shall be effective. Upon termination of this Agreement, the Reinsurer shall not be liable for any claims or losses resulting from Occurrences taking place at and after the effective time and date of termination, except as provided in the following paragraph, and shall return to the Company the reinsurance premium unearned calculated on the monthly pro rata basis as of the effective time and date of termination, less the commission previously allowed thereon.

However, if there is a Negative Experience Account Balance, as defined in the article entitled CONTINGENT COMMISSION, as of the requested termination date, the Reinsurer has the option of extending the termination date of this Agreement for one year, subject to all its terms and conditions, except that upon such extended termination date, at the Reinsurer's option:

      (a) The Reinsurer shall continue to be liable, with respect to policies in force at the time and date of termination, for claims and losses resulting from Occurrences taking place until the expiration, cancellation, or next anniversary date, not to exceed one year, of each such policy of the Company, whichever occurs first. When all reinsurance is expired or terminated, the Reinsurer shall return to the Company the reinsurance premium unearned, if any, calculated on the monthly pro rata basis, less the commission previously allowed thereon.

      (b) The Reinsurer shall not be liable for any claims or losses resulting from Occurrences taking place at and after the effective time and date of termination and shall return to the Company the reinsurance premium unearned calculated on the monthly pro rata basis as of the effective time and date of termination, less the commission previously allowed thereon.

Further, the Reinsurer may terminate this Agreement at the end of any calendar quarter within such one year extended period by sending to the Company, by registered mail to its principal office, notice stating the time and date when, not less than 30 days after the date of mailing of such notice, termination shall be effective. In such event, the Reinsurer's option, as set forth in (a) and (b) above shall apply.

Prior to the termination date, the Reinsurer shall advise the Company as to which of the above options shall apply.

                         GENERAL REINSURANCE CORPORATION

ARTICLE XVI - TERMINATION BY THE REINSURER UNDER SPECIAL CIRCUMSTANCES

The Reinsurer may also terminate this Agreement at any time in the manner described under the circumstances set forth below.

      (a) If the Company cedes more than 10% of its net written premium for any reinsurance other than reinsurance afforded by this Agreement, the Reinsurer may terminate this Agreement by sending to the Company, by registered mail to its principal office, notice stating the time and date when, not less than 30 days after the date of mailing of such notice, termination shall be effective.

      (b) If any amount payable by the Company to the Reinsurer becomes more than 15 days overdue, the Reinsurer may terminate this Agreement by sending to the Company, by registered mail to its principal office, notice stating the time and date when, not less than 30 days after the date of mailing of such notice, termination shall be effective.

      (c) If the Company is merged or purchased, or if controlling interest is sold or changed, the Company shall immediately notify the Reinsurer, by registered mail to its principal office, giving details (to the extent of its knowledge thereof) of the particulars of such merger, purchase, sale, or change. Within 35 days after the date of mailing of such notice by the Company, the Reinsurer may terminate this Agreement by sending to the Company, by registered mail to its principal office, notice stating the time and date when, not less than 30 days after the date of mailing of such notice, termination shall be effective. If the Company fails to notify the Reinsurer of such merger, purchase, sale, or change, the Reinsurer, within 35 days after the Reinsurer has acquired knowledge of the merger, purchase, sale, or change, may terminate this Agreement by sending to the Company, by registered mail to its principal office, notice stating the time and date when, not less than 30 days after the date of mailing of such notice, termination shall be effective.

In any instance that the Reinsurer terminates this Agreement in accordance with the circumstances described in the immediately preceding paragraphs, the Reinsurer shall not be liable for claims or losses resulting from Occurrences taking place after the effective time and date of termination. In such event, the Reinsurer shall return to the Company the reinsurance premium unearned, calculated on the monthly pro rata basis as of the effective time and date of termination, less the commission previously allowed thereon and less any other amounts due from the Company to the Reinsurer.

Further, in any instance that the Reinsurer terminates this Agreement in accordance with the circumstances described in the immediately preceding paragraphs, this Agreement shall be deemed to have been terminated by the Company for purposes of calculating the contingent commission, but under no circumstances shall the contingent commission percentage payable to the Company for the entire Agreement exceed 80% of 100%.

                         GENERAL REINSURANCE CORPORATION

ARTICLE XVII - ERRORS AND OMISSIONS

The Reinsurer shall not be relieved of liability because of an error or accidental omission of the Company in reporting any claim or loss or any business reinsured under this Agreement, provided that the error or omission is rectified promptly after discovery. The Reinsurer shall be obligated only for the return of the premium paid for business reported but not reinsured under this Agreement.

ARTICLE XVIII - SPECIAL ACCEPTANCES

Business not within the terms of this Agreement may be submitted to the Reinsurer for special acceptance and, if accepted by the Reinsurer, shall be subject to all of the terms of this Agreement except as modified by the special acceptance.

ARTICLE XIX - RESERVES AND TAXES

The Reinsurer shall maintain the required reserves as to the Reinsurer's portion of unearned premium, if any, claims and losses.

The Company shall be liable for all premium taxes on premium ceded to the Reinsurer under this Agreement. If the Reinsurer is obligated to pay any premium taxes on this premium, the Company shall reimburse the Reinsurer; however, the Company shall not be required to pay taxes twice on the same premium.

ARTICLE XX - OFFSET

The Company or the Reinsurer may offset any balance, whether on account of premium, commission, claims or losses, salvage, or otherwise, due from one party to the other under this Agreement or under any other agreement heretofore or hereafter entered into between the Company and the Reinsurer.

ARTICLE XXI - INSPECTION OF RECORDS

The Company shall allow the Reinsurer to inspect, at reasonable times, the records of the Company relevant to the business reinsured under this Agreement, including the Company's files concerning claims, losses, or legal proceedings which involve or are likely to involve the Reinsurer. The Reinsurer's right of inspection shall continue after the termination of this Agreement.

ARTICLE XXII - ARBITRATION

All unresolved differences of opinion between the Company and the Reinsurer relating to this Agreement, including its formation and validity, shall be submitted to arbitration con-

                         GENERAL REINSURANCE CORPORATION
sisting of one arbitrator chosen by the Company, one arbitrator chosen by the Reinsurer, and a third arbitrator chosen by the first two arbitrators.

The party demanding arbitration shall communicate its demand for arbitration to the other party by registered or certified mail, identifying the nature of the dispute and the name of its arbitrator, and the other party shall then be bound to name its arbitrator within 30 days after receipt of the demand.

Failure or refusal of the other party to so name its arbitrator shall empower the demanding party to name the second arbitrator. If the first two arbitrators are unable to agree upon a third arbitrator after the second arbitrator is named, each arbitrator shall name three candidates, two of whom shall be declined by the other arbitrator, and the choice shall be made between the two remaining candidates by drawing lots. The arbitrators shall be impartial and shall be active or retired officers of property or casualty insurance or reinsurance companies.

The arbitrators shall adopt their own rules and procedures and are relieved from judicial formalities. In addition to considering the rules of law and the customs and practices of the insurance and reinsurance business, the arbitrators shall make their award with a view to effecting the intent of this Agreement.

The decision of the majority of the arbitrators shall be in writing and shall be final and binding upon the parties.

Each party shall bear the cost of its own arbitrator and shall jointly and equally bear with the other party the expense of the third arbitrator and other costs of the arbitration. In the event both arbitrators are chosen by one party, the fees of all arbitrators shall be equally divided between the parties.

The arbitration shall be held at the times and places agreed upon by the arbitrators.

ARTICLE XXIII - INSOLVENCY OF THE COMPANY

In the event of the insolvency of the Company, the reinsurance proceeds will be paid to the Company or the liquidator, with reasonable provision for verification, on the basis of the claim allowed in the insolvency proceeding without diminution by reason of the inability of the Company to pay all or part of the claim, except as otherwise specified in the statutes of any state having jurisdiction of the insolvency proceedings or except where the Agreement, or other written agreement, specifically provides another payee of such reinsurance in the event of insolvency.

The Reinsurer shall be given written notice of the pendency of each claim against the Company on the policy(ies) reinsured hereunder within a reasonable time after such claim is filed in the insolvency proceedings. The Reinsurer shall have the right to investigate each such claim and to interpose, at its own expense, in the proceeding where such claim is to be adjudicated, any defenses which it may deem available to the Company or its liquidator. The expense thus incurred by the Reinsurer shall be chargeable, subject to court approval,

                         GENERAL REINSURANCE CORPORATION
against the insolvent Company as part of the expense of liquidation to the extent of a proportionate share of the benefit which may accrue to the Company solely as a result of the defense undertaken by the Reinsurer.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed in duplicate,

this 7th day of February, 2001,

                                        SAFE AUTO INSURANCE COMPANY

                                        /s/ Ari Deshe, CEO
                                        ---------------------------

Attest: /s/ Gregory Sutton
        ------------------

and this 6th day of February, 2002.

                                        GENERAL REINSURANCE CORPORATION

                                        /s/ Michael Vagnone
                                        ---------------------------
                                            Vice President

Attest: /s/ Christopher Smith
        ---------------------

                               AGREEMENT NO. 8937

                         GENERAL REINSURANCE CORPORATION